Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-278738 on Form F-3 of our reports dated March 18, 2024 relating to the financial statements of Brookfield Infrastructure Corporation (subsequently renamed Brookfield Infrastructure Holdings Corporation) (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We consent to the incorporation by reference in this Registration Statement No. 333-278738 on Form F-3 of our reports dated March 18, 2024 relating to the financial statements of Brookfield Infrastructure Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We consent to the incorporation by reference in this Registration Statement No. 333-278738 on Form F-3 of our report dated October 22, 2024 relating to the financial statements of 1505109 B.C. Ltd. (subsequently renamed Brookfield Infrastructure Corporation), appearing in the Current Report on Form 6-K of the Company dated November 1, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

January 29, 2025